Exhibit 10.2

EXECUTION COPY

PARTICLE DRILLING TECHNOLOGIES, INC.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of October 19, 2006 by and among PARTICLE DRILLING TECHNOLOGIES, INC., a Nevada corporation (the “Company”), and each investor signatory hereto and listed for convenience only on Schedule I hereto (each such investor, individually, an “Investor” and, collectively, the “Investors”).

WHEREAS, the Company has agreed to issue and sell to the Investors, and the Investors have agreed to purchase from the Company, an aggregate of up to 5,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (including any securities into which or for which such shares may be exchanged for, or converted into, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event, the “Common Stock”), at a per share price and upon the terms and conditions set forth in the Securities Purchase Agreement, dated as of the date hereof, between the Company and the Investors (the “Securities Purchase Agreement”) and Warrants to purchase Warrant Shares as set forth in the Securities Purchase Agreement; and

WHEREAS, the terms of the Securities Purchase Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder, for the Company and the Investors to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1.             DEFINITIONS.  The following terms shall have the meanings provided therefor below or elsewhere in this Agreement as described below:

“Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a Person, as such terms are used and construed under Rule 144, and in all cases including, without limitation, any Person that serves as a general partner and/or investment adviser or in a similar capacity of a Person.

“Aggregate Purchase Price” shall have the meaning assigned to such term in the Securities Purchase Agreement

“Board” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York or the State of Texas are authorized or required by law or other governmental action to close.

“Closing Date” has the meaning set forth in the Securities Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Person” (whether or not capitalized) means an individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rules 430A, 430B or 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Registrable Shares” means, at the relevant time of reference thereto, the Shares and Warrant Shares (including any shares of capital stock that may be issued in respect thereof pursuant to a stock split, stock dividend, recombination, reclassification or the like), PROVIDED, HOWEVER, that the term “Registrable Shares” shall not include any of the Shares or Warrant Shares (i) that are actually sold pursuant to a registration statement that has been declared effective under the Securities Act by the SEC, (ii) that are actually sold pursuant to Rule 144 under the Securities Act, or (iii) that may be sold pursuant to Rule 144(k) under the Securities Act.

“Registration Statement” means the Mandatory Registration Statement (as defined below) and any additional registration statements contemplated by this Agreement, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement or Prospectus.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Warrant Shares” shall have the meaning assigned to such term in the Securities Purchase Agreement.

“Warrants” shall have the meaning assigned to such term in the Securities Purchase Agreement.

2.             MANDATORY REGISTRATION STATEMENT.

(a)           As promptly as possible after the Closing Date, and in any event prior to the earlier of (1) the 10th calendar day following the date the Company files its Annual Report on Form 10-K for the fiscal year ended September 30, 2006 and (2) January 15, 2007 (the “Mandatory Filing Date”), the Company shall prepare and file with the SEC a Registration Statement on Form S-1 or, if eligible, on Form S-3 for the purpose of registering under the Securities Act all of the Registrable Shares for resale by, and for the account of, each Investor as an initial selling stockholder thereunder (the “Mandatory Registration Statement”).  The Mandatory Registration Statement shall permit the Investors to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registrable Shares.  The Company agrees to use its commercially reasonable efforts to cause the Mandatory Registration Statement to be declared effective as soon as possible but in no event later than the date that is 60 calendar days following the filing date of the Mandatory Registration Statement (or 90 calendar days following the filing date in the event the staff of the SEC decides to “review” the Mandatory Registration Statement) (the “Mandatory Effective Date”) (including filing with the SEC, within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Mandatory Registration Statement will not be “reviewed” or will not be subject to further review, a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act (an “Acceleration Request”), which request shall request an effective date that is within three (3) Business Days of the date of such request).  The Company shall notify each Investor in writing promptly (and in any event within one (1) Business Day) after the Company’s submission of an Acceleration Request to the SEC.  The Company shall be required to keep the Mandatory Registration Statement continuously effective (including through the filing of any required post-effective amendments) until the earliest to occur of (i) the date after which all of the Registrable Shares registered thereunder shall have been sold and (ii) the second (2nd) anniversary of the effective date of the Mandatory Registration Statement; provided, that in any case such date shall be extended by the amount of time of any Suspension Period (as defined below) (the “Effectiveness Period”).  Notwithstanding the foregoing, in no event shall the Company be required to keep the Mandatory Registration Statement effective after the date on which the Investor may sell all Registrable Shares then held by the Investor without restriction under Rule 144(k) of the Securities Act.  Thereafter, the Company shall be entitled to withdraw the Mandatory Registration Statement and, upon such withdrawal, the Investors shall have no further right to offer or sell any of the Registrable Shares pursuant to the Mandatory Registration Statement (or any prospectus relating thereto).

(b)           Notwithstanding anything in this Section 2 to the contrary, if the Company shall furnish to the Investors a certificate signed by the President or Chief Executive Officer of the Company stating that the Board has made the good faith determination upon the advice of counsel (i) that the continued use by the Investors of a Registration Statement for purposes of effecting offers or sales of Registrable Shares pursuant thereto would require, under the Securities Act and the rules and regulations promulgated thereunder, premature disclosure in a Registration Statement (or the Prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction and (iii) that it is therefore necessary to suspend the use by the Investors of, or the filing of, a Registration Statement (and the Prospectus relating thereto), then the right of the Investors to use a Registration Statement (and the Prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto or the filing of any Registration Statement shall be suspended for a period (the “Suspension Period”) not greater than forty-five (45) consecutive Business Days and not more than ninety (90) Business Days during any consecutive twelve (12) month period.  During the Suspension Period, the Investors shall not offer or sell any Registrable Shares pursuant to or in reliance upon a Registration Statement (or the Prospectus relating thereto).  The Company agrees that, as promptly as possible, but in no event later than one (1) Business Day, after the consummation, abandonment or public disclosure of the event or transaction that caused the Company to suspend the use of or delay the filing of a Registration Statement (and the Prospectus relating thereto) pursuant to this Section 2(b), the Company will as promptly as possible lift any suspension, provide the Investors with revised Prospectuses, if required, and will notify the Investors of their ability to effect offers or sales of Registrable Shares pursuant to or in reliance upon the Registration Statement.

(c)           It shall be a condition precedent to the obligations of the Company to register the Registrable Shares for the account of an Investor pursuant to this Section 2 or Section 3 that such Investor furnish to the Company such information regarding itself, the Registrable Shares held by it, and the method of disposition of such securities as shall be reasonably required to effect the registration of such Investor’s Registrable Shares.

(d)           If (i) the Mandatory Registration Statement is not filed on or prior to the Mandatory Filing Date, or (ii) the Mandatory Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by the Mandatory Effective Date (any such failure or breach being referred to as an “Event”, and for purposes of clause (i) or (ii) the date on which such Event occurs, referred to as “Event Date”), then on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Investor pursuant to the Securities Purchase Agreement for any Registrable Shares then held by such Investor assuming for such purposes that such calculation is based on a fully converted basis.  The parties agree that (1) in no event will the Company be liable for liquidated damages under this Agreement in excess of 1% of the Aggregate Purchase Price of the Investors in any 30-day period and (2) the maximum aggregate liquidated damages payable to an Investor under this Agreement shall be twelve percent (12%) of the Aggregate Purchase Price paid by such Investor pursuant to the Securities Purchase Agreement.  If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Investor, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.  The liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.  Notwithstanding anything in this agreement to the contrary, the Investors’ sole remedy at law for the failure of the Company to file a Mandatory Registration Statement and cause such Mandatory Registration Statement to become effective in accordance with Section 2(a) hereof shall be the liquidated damages described in this Section 2(d).

3.             “PIGGYBACK REGISTRATION”.

(a)           If at any time during the Effectiveness Period any Registrable Shares are not able to be resold pursuant to an effective Registration Statement, and the Company proposes to register any of its Common Stock under the Securities Act, whether as a result of an offering for its own account or the account of others (but excluding any registrations to be effected on Forms S-4 or S-8 or other applicable successor Forms), on a Registration Statement that is to be filed prior to the expiration of the Effectiveness Period, the Company shall, each such time, give to the Investors twenty (20) days’ prior written notice of its intent to do so, and such notice shall describe the proposed registration and shall offer such Investors the opportunity to include in such Registration Statement such number of Registrable Shares as each such Investor may request.  Upon the written request of any Investor given to the Company within fifteen (15) days after the receipt of any such notice by the Company, the Company shall include in such Registration Statement all or part of the Registrable Shares of such Investor, to the extent requested to be registered, subject to Section 3(b).

(b)           If a registration pursuant to Section 3 hereof involves an underwritten offering and the managing underwriter shall advise the Company that, in its opinion, the number of shares of Common Stock requested by the Investors to be included in such registration is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered in such offering, then, notwithstanding anything in this Section 3 to the contrary, the Company shall only be required to include in such registration, to the extent of the number of shares of Common Stock which the Company is so advised can be sold in such offering, (i) first, the number of shares of Common Stock requested to be included in such registration for the account of any stockholder that has registration rights pursuant to the Registration Rights Agreement between Particle Drilling Technologies, Inc., a Delaware corporation, and the stockholders listed on Schedule II hereto, (ii) second, the number of shares of Common Stock requested to be included in such registration for the account of any stockholder that has registration rights pursuant to the Registration Rights Agreement dated February

9, 2005, between the Company and the stockholders listed on Schedule III hereto, (iii) third, the number of shares of Common Stock requested to be included in such registration for the account of the Investors, pro rata among the Investors on the basis of the number of shares of Common Stock that each of them has requested to be included in such registration, (iv) fourth, the number of shares of Common Stock requested to be included in such registration for the account of any other stockholders of the Company, pro rata among such stockholders on the basis of the number of shares of Common Stock that each of them has requested to be included in such registration and (v) fifth, any shares of Common Stock proposed to be included in such registration for the account of the Company.

(c)           In connection with any offering involving an underwriting of shares, the Company shall not be required under this Section 3 or otherwise to include the Registrable Shares of any Investor therein unless such Investor accepts and agrees to the terms of the underwriting, which shall be reasonable and customary, as agreed upon between the Company and the underwriters selected by the Company (which underwriters shall be reasonably acceptable to holders of a majority of the then outstanding Registrable Shares).

4.             OBLIGATIONS OF THE COMPANY.  In connection with the Company’s registration obligations hereunder, the Company shall:

(a)           as expeditiously as practicable (i) furnish to each Investor copies of all documents filed with the SEC in connection with such registration at least two (2) business days prior to their being filed with the SEC (and provide the Investors with a reasonable opportunity to review and comment on such documents), (ii) use its reasonable best efforts to cause its officers and directors, counsel and certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of such Investor, to conduct a reasonable investigation within the meaning of the Securities Act, and (iii) notify the Investors of any stop order issued or threatened by the SEC and use reasonable best efforts to prevent the entry of such stop order or to remove it if entered.

(b)           as expeditiously as practicable (i) prepare and file with the SEC such amendments and supplements, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the Securities Act and to keep the Registration Statement continuously effective as required herein, and prepare and file with the SEC such additional Registration Statements or amendments or supplements, including post-effective amendments, as necessary to register for resale under the Securities Act all of the Registrable Shares (including naming any permitted transferees of Registrable Shares as selling stockholders in such Registration Statement); (ii) cause any related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as possible to any comments received from the SEC with respect to each Registration Statement or any amendment thereto, or any document filed with the SEC that would suspend the effectiveness of the Registration Statement, and, if requested by an Investor, as promptly as reasonably possible provide such Investor with true and complete copies of all correspondence from and to the SEC relating to the Registration Statement (other than those portions of any correspondence containing material nonpublic information); and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Shares covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)           Notify the Investors as promptly as reasonably possible:

(i)            when the SEC notifies the Company whether there will be a “review” of a Registration Statement and whenever the SEC comments in writing on such Registration Statement; and

(ii)           when a Registration Statement, or any post-effective amendment or supplement thereto, has become effective, and after the effectiveness thereof: (A) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (B) of the issuance by the SEC or any state securities commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Shares or the initiation of any proceedings for that purpose; (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (D) of any pending proceeding against the Company under Section 8A of the Securities Act in connection with the offering of the Registrable Shares.  Without limitation of any remedies to which the Investors may be entitled under this Agreement or otherwise, if any of the events described in Section 4(c)(ii)(A), 4(c)(ii)(B), 4(c)(ii)(C), and 4(c)(ii)(D) occur, the Company shall use commercially reasonable efforts to respond to and correct the event.

(d)           Promptly notify the Investors of the happening of any event as a result of which the Prospectus included in or relating to a Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading or the occurrence of any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and, thereafter, the Company will as promptly as possible prepare (and, when completed, promptly give written notice to each Investor) a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon receipt of such notification from the Company, the Investors will not offer or sell Registrable Shares pursuant to such Prospectus until the Company has notified the Investors that it has prepared a supplement or amendment to such Prospectus and delivered copies of such supplement or amendment to the Investors (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company’s obligation to as promptly as possible prepare a Prospectus amendment or supplement as above provided in this Section 4(d) and deliver copies of same as provided in Section 4(h) hereof), and it being further understood that, in the case of the Mandatory Registration Statement, any such period during which the Investors are restricted from offering or selling Registrable Shares shall constitute a Suspension Period.

(e)           Upon the occurrence of any event described in Section 4(d) hereof, as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(f)            Use commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of any Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as possible (it being understood that, in the case of the Mandatory Registration Statement, any period during which the effectiveness of the Mandatory Registration Statement or the qualification of any Registrable Shares is suspended shall constitute a Suspension Period).

(g)           Promptly furnish to an Investor, upon receipt of a written request and without charge, at least one conformed copy of each Registration Statement and each amendment thereto, and all exhibits to the extent requested by such Investor in such request (including those previously furnished or incorporated by reference).

(h)           As promptly as possible furnish to each selling Investor, without charge, such number of copies of a Prospectus, including a preliminary Prospectus, if applicable, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, Prospectus amendments and supplements) as each such selling Investor may reasonably request in order to facilitate the disposition of the Registrable Shares covered by such Prospectus and any amendment or supplement thereto.  The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Investors in connection with the offering and sale of the Registrable Shares covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(i)            Use commercially reasonable efforts to register and qualify (or obtain an exemption from such registration and qualification) the Registrable Shares under such other securities or blue sky laws of the states of residence of each Investor and such other U.S. jurisdictions as each Investor shall reasonably request, to keep such registration or qualification (or exemption therefrom) effective during the periods each Registration Statement is effective, and do any and all other acts or things which may be reasonably necessary or advisable to enable each Investor to consummate the public sale or other disposition of Registrable Shares in such jurisdictions, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it is not then qualified or subject to process.

(j)            Cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Securities Purchase Agreement and applicable law, of all restrictive legends, and to enable such Registrable Shares to be in such denominations and registered in such names as such Investors may request.

(k)           Cooperate with any reasonable due diligence investigation undertaken by the Investors, any managing underwriter participating in any disposition pursuant to a Registration Statement, Investors’ counsel and any attorney, accountant or other agent retained by Investors or any managing underwriter, in connection with the sale of the Registrable Shares, including, without limitation, making available any documents and information; provided, however, that the Company will not deliver or make available to any Investor material, nonpublic information unless such Investor specifically requests and consents in advance in writing to receive such material, nonpublic information and, if requested by the Company, such Investor agrees in writing to treat such information as confidential.

(l)            At the request of a permitted transferee of an Investor to include such transferee as a selling stockholder, the Company shall amend any Registration Statement to include such transferee as a selling stockholder in such Registration Statement.

(m)          Comply with all applicable rules and regulations of the SEC in all material respects.

(n)           Make available for inspection by each Investor, any underwriter participating in any disposition pursuant to any registration hereunder, and any attorney, accountant or other agent retained by such Investor or any such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and any of its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with any registration hereunder, provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and shall comply with all Company site safety rules, (ii) records and information obtained hereunder shall be used by such Inspectors only to exercise their due diligence responsibility and (iii) Records or information furnished or made available hereunder shall be kept confidential and shall not be disclosed by such Investor, underwriter or Inspectors unless (A) the disclosing party advises the other party that the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or is otherwise required by law, (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction, or (C) such Records or information otherwise become generally available to the public other than through disclosure by such Investor, underwriter or Inspector in breach hereof or by any Person in breach of any other confidentiality arrangement.

(o)           Use all reasonable efforts to furnish to each Investor and to the managing underwriter, if any, a signed counterpart, addressed to such Investor and the managing underwriter, if any, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants pursuant to Statement on Auditing Standards No. 72, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as each such Investor and the managing underwriter, if any, reasonably requests.

(p)           In connection with any registration hereunder, provide officers’ certificates and other customary closing documents.

(q)           Cooperate with each seller of Registrable Shares, Investor and any underwriter in the disposition of such Registrable Shares and cooperate with underwriters’ counsel, if any, in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

(r)            With respect to an underwritten offering of Registrable Shares, use its reasonable best efforts to cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(s)           File electronically on EDGAR the Registration Statement and all amendments and supplements thereto.

5.             EXPENSES OF REGISTRATION.  The Company shall pay for all expenses incurred in connection with a registration pursuant to this Agreement and compliance with Section 4 of this Agreement, including without limitation (i) all registration, filing and qualification fees and expenses (including without limitation those related to filings with the SEC, the National Association of Securities Dealers, Inc. or any national securities exchange upon which the Company’s securities are listed and in connection with applicable state securities or blue sky laws), (ii) all printing expenses, (iii) all messenger, telephone and delivery expenses incurred by the Company, (iv) all reasonable fees and disbursements of counsel for the Company and one (1) Investors’ counsel, and (v) all reasonable fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement; provided, however, that in no event shall the Company be responsible for any underwriting discounts or commissions incurred by the Investors in connection with the sale the Registrable Shares.

6.             DELAY OF REGISTRATION.  Subject to Section 11(d) hereof, the Investors and the Company (other than with respect to Section 4(d) hereof) shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

7.             INDEMNIFICATION.  In the event that any Registrable Shares of the Investors are included in a Registration Statement pursuant to this Agreement:

(a)           To the fullest extent permitted by law, the Company will indemnify and hold harmless each Investor and each officer, director, fiduciary, employee, member, agent, investment advisor, (or other equity holder), general partner and limited partner (and affiliates thereof) of such Investor, each broker, underwriter or other Person acting on behalf of such Investor and each Person, if any, who controls such Investor within the meaning of the Securities Act, against any expenses, losses, claims, damages, actions or liabilities, joint or several (the “Losses”), to which they may become subject under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or relate to any untrue or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or relate to the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company; and, subject to the provisions of Section 7(c) hereof, the Company will reimburse on demand such Investor, such broker or other Person acting on behalf of such Investor and such officer, director, fiduciary, agent, investment advisor, employee, member (or other equity holder), general partner, limited partner, affiliate or controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such Loss; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable in any such case for any such Loss to the extent that (i) it solely arises out of or is based upon an untrue statement of any material fact contained in the Registration Statement or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such Registration Statement or (ii) it arises from the offer or sale of Registrable Shares during any Suspension Period, if notice thereof was given to such Investor (unless such sale was committed to prior to the receipt of such notice).

(b)           To the fullest extent permitted by law, each Investor, severally (as to itself) and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act, and all other Investors against any Losses to which the Company or any such director, officer or controlling Person or other Investor may become subject to, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereto) solely arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement, or solely arise out of or relate to the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such Registration Statement; and, subject to the provisions of Section 7(c) hereof, such Investor will reimburse on demand any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, or other Investor in connection with investigating or defending any such Losses, provided, however, that the maximum aggregate amount of liability of such

Investor under this Section 7 shall be limited to the proceeds (net of underwriting discounts and commissions, if any) actually received by such Investor from the sale of Registrable Shares covered by such Registration Statement; and provided, further, however, that the indemnity agreement contained in this Section 7(b) or 7(e) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of such Investor against which the request for indemnity is being made (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)           As promptly as possible after receipt by an indemnified party under this Section 7 of notice of the threat, assertion or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the parties; provided, however, that, the failure to notify an indemnifying party promptly of the threat, assertion or commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 7 except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the indemnifying party.

(d)           If any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 7.  Subject to the foregoing, an indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending proceeding in respect of which any indemnified party is a party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding

(e)           If the indemnification provided for in this Section 7 from the indemnifying party is applicable by its terms but unavailable to an indemnified party hereunder in respect of any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the maximum aggregate liability of any Investor as set forth in Section 7(b), contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations.  The relative faults of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in

Sections 7(a), 7(b), 7(c) and 7(d), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

(f)            The indemnity and contribution agreements contained in this Section 7 are in addition to any liability that any indemnifying party may have to any indemnified party.

8.             REPORTS UNDER THE EXCHANGE ACT.  With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell the Registrable Shares to the public without registration, the Company agrees to use commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, (ii) file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act; (iii) as long as any Investor owns any Registrable Shares, to furnish in writing upon an Investor’s request in writing to the Company a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Investor a copy of the most recent annual and quarterly reports of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in writing to the Company by the Investor in availing such Investor of any rule or regulation of the SEC permitting the selling of any such Registrable Shares without registration, and (iv) undertake any additional actions reasonably necessary to maintain the availability of a Registration Statement, including any successor or substitute forms, or the use of Rule 144.

9.             TRANSFER OF REGISTRATION RIGHTS.  Each Investor may assign or transfer any or all of its rights under this Agreement to any Person to the extent a transfer of the Registrable Shares is permitted under the Securities Purchase Agreement with respect to the Registrable Shares, provided such assignee or transferee agrees in writing to be bound by the provisions hereof that apply to such assigning or transferring Investor.  Upon any such, and each successive, assignment or transfer to any permitted assignee or transferee in accordance with the terms of this Section 9, such permitted assignee or transferee shall be deemed to be an “Investor” for all purposes of this Agreement.

10.           ENTIRE AGREEMENT.  This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and it also supersedes any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

11.           MISCELLANEOUS.

(a)           This Agreement, and any right, term or provision contained herein, may not be amended, modified or terminated, and no right, term or provision may be waived, except with the written consent of (i) the holders of a majority of the then outstanding Registrable Shares and (ii) the Company; provided that any amendment or modification that is materially and disproportionately adverse to any particular Investor (as compared to all Investors as a group) shall require the consent of such Investor.

(b)           This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.  This Agreement shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns and transferees, provided that the terms and conditions of Section 9 hereof are satisfied.  Notwithstanding anything in this Agreement to the contrary, if at any time any Investor (including any successors or assigns) shall cease to own any Registrable Shares, all of such Investor’s rights under this Agreement shall immediately terminate.

(c)           Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be sent by postage prepaid first class mail, overnight courier or facsimile transmission, or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. For purposes of the notifications and distributions of documents by the Company contemplated by Section 4 of this Agreement, the Investors expressly agree and consent to the receipt of such notifications and distributions by electronic mail at the discretion of the Company.  The date of giving any notice shall be the date of its actual receipt.

All correspondence to the Company shall be addressed as follows:

Particle Drilling Technologies, Inc.
11757 Katy Freeway, Suite 1300
Houston, Texas 77079
Attn:  Chief Financial Officer
Facsimile: (713) 224-6361

with a copy to:

Vinson & Elkins LLP
First City Tower
1001 Fannin Street, Suite 2300
Houston, Texas 77002-676
Attn:  W. Matthew Strock
Facsimile: (713) 615-5650

All correspondence to the Investors shall be addressed pursuant to the contact information set forth on Schedule I attached hereto.

Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

(d)           The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law will be inadequate, and each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and to such appropriate injunctive relief as may be granted by a court of competent jurisdiction.  All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

(e)           This Agreement may be executed in a number of counterparts.  All such counterparts together shall constitute one Agreement, and shall be binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.  The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

(f)            Except as contemplated in Section 7 hereof, this Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person (including, without limitation, any stockholder or debt holder of the Company) other than the parties hereto.

(g)           Neither the Company nor any of its security holders (other than the Investors in such capacity pursuant hereto) may include securities of the Company in the Mandatory Registration Statement other than the Registrable Shares.  The Company shall not file any other registration statements until all Registrable Shares are registered pursuant to a Registration Statement that is declared effective by the Commission, provided that this Section 11(g) shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement.

(h)           If any provision of this Agreement is invalid, illegal or unenforceable, such provision shall be ineffective to the extent, but only to the extent of, such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless such a construction would be unreasonable.

(i)            This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their permitted successors and assigns.  The Company may not assign this Agreement or its rights and obligations hereunder without the consent of holders of a majority of the then outstanding Registrable Shares.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

PARTICLE DRILLING TECHNOLOGIES, INC.

By:	/s/ JIM B. TERRY
	Name:	Jim B. Terry
	Title:	President and Chief Executive Officer

INVESTORS:

NAME OF INVESTOR

By:
Name:
Title:

Contact Information for Receipt of Notice:

E-mail Address:

Schedule I

List of Investors

Cadence Master, Ltd.
Milfam I, L.P.
U.S.A. Fund, LLLP
The IBS Turnaround Fund (QP) (A Limited Partnership)
The IBS Opportunity Fund (BVI), Ltd.
The IBS Turnaround Fund, L.P.
Greywolf Capital Partners II LP
Greywolf Capital Overseas Fund
Karen Singer
SF Capital Partners Ltd.
LB I Group Inc.
Millennium Partners, L.P.
Fort Mason Partners, LP
Fort Mason Master, LP
LC Capital Master Fund, Ltd.
Schottenfeld Qualified Associates, LP
Phaeton International (BVI) Limited
Phoenix Partners II, L.P.
Phoenix Partners L.P.

Schedule II

List of Holders of Existing Registration Rights

Dalton E. Allen, 2003 Texas Partners, LLC
Don C. Anderson, Allene Anderson Trust
Bernard Davis
Bernard J. Myerring
Bernice M. Starrett
Berniece M. Edwards
Bert Wallace
Blake Pfeffer
Bob Comes
Bradley Rotter
Brandon Sparks
Brent V. Kelton
Brian Callahan
Brook A. Niemi
Charles D. Hodge, Charles & Linda Hodge Living Trust
Charles Blair
Cliff Groombridge
Constantino Galaxidas
David L. Hollinger
David Wammer (Nelson Trust)
Davis M. McGrew
Edward L. Moses
Eichi Higashi
Gerry Kamilos
Gordan Murray
Gregor K. Emmert JR.
Gregor K. Emmert SR.
Harlan A. Flatjord
J.R. Kressin
J. Michael Meyer
Jack Sioukas, Jack Sioukas Investments
James L. Birch
James M. Isaacson
James R. Henson
John Gorman
John A. Lund
John Paul Dempsey
Joseph B. Childrey
Julie G. Borden
Keith Webb
Ken Hendricks
Lance Gunderson

Larry W. Asbury
Lester Hazel
Linden Growth Partners
Michael L. Johnson
Michael Peterson
Michael Brown
Nelson R. Sharp
Nicolas Pommier
Parker Smith
Paul Gunderson
Paul W. Heisey, Jr.
Sanford Porter, Porter Family Trust
Randall Spohn
Bryan Hinze, Red Eagle Oil
Richard B. Payne
Richard Wayne & Roberts
Rocky Reininger
Rose M. Spohn
Rose Marie Otey
Tamarind Global Assets, Ltd.
Terry Balo
Tom Dekezel
Trevor W. & Susan L. Miller, JTWROS
Van S. Bohne
William M. Morse
William P. Knox

Schedule III

List of Holders of Existing Registration Rights

Rita Barr
Strome Hedgecap Ltd.
William C. Montgomery
Sound Energy Capital Offshore Fund, Ltd.
Southport Energy Plus Offshore Fund, Inc.
Southport Energy Plus Partners, L.P.
Niskayuna Development LLC
Ivy MA Holdings Cayman 8, Ltd.
Cadence Offshore, Ltd.
Cadence Onshore, LP
Ore Hill Hub Fund Ltd.
Phoenix Partners, L.P.
Phoenix Partners II, L.P.
Phaeton International (BVI) Ltd.
Greywolf Capital Partners II LP
Greywolf Capital Overseas Fund
Milfam I, LP
Schottenfeld Qualified Associates, LP
LC Capital Master Fund Ltd.
Millennium Partners, L.P.
Xerion Partners I LLC
Xerion Partners II Master Fund Limited
SF Capital Partners Ltd.
The IBS Turnaround Fund, L.P.
The IBS Turnaround Fund (QP), L.P.
The IBS Opportunity Fund, Ltd.
Karen Singer